Exhibit 12

                              MediaOne Group, Inc.

                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

                        PREFERRED STOCK DIVIDENDS

                          (Dollars in Millions)

                                                              Quarter Ended
                                                          12/31/98     12/31/97
-------------------------------------------------------   --------     --------
(Loss) from continuing operations
  before income taxes                                       $  (506)     $  (343)
Interest expense (net of amounts
  capitalized)                                                  112          160
Interest factor on rentals (1/3)                                  2            3
Equity losses in unconsolidated
  ventures (less than 50% owned)                                 92          342
Minority interest expense                                        22           22
                                                           --------     --------
Earnings                                                    $  (278)     $   184
                                                           --------     --------
                                                           --------     --------

Interest expense                                            $    96      $   176
Interest factor on rentals (1/3)                                  2            3
Minority interest expense                                        22           22
Preferred stock dividends (pre-tax
  equivalent)                                                    27           20
                                                           --------     --------
Fixed charges                                               $   147      $   221
                                                           --------     --------
                                                           --------     --------
Ratio of earnings to combined fixed
  charges and preferred stock dividends                         -  #         -  #
-------------------------------------------------------    --------     --------


#) Earnings for the quarters ended December 31, 1998 and 1997 were insufficient to cover fixed charges by $425 and $37, respectively.

Exhibit 12

                              MediaOne Group, Inc.

                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

                        PREFERRED STOCK DIVIDENDS

                          (Dollars in Millions)

                                                             Year-to-Date
                                                          12/31/98     12/31/97
-------------------------------------------------------   --------     --------
Income (Loss) from continuing operations
  before income taxes                                       $ 2,638      $(1,207)
Interest expense (net of amounts
  capitalized)                                                  491          678
Interest factor on rentals (1/3)                                  8           14
Equity losses in unconsolidated
  ventures (less than 50% owned)                                280          690
Minority interest expense                                        85           87
                                                           --------     --------
Earnings                                                    $ 3,502      $   262
                                                           --------     --------
                                                           --------     --------
Interest expense                                            $   510      $   714
Interest factor on rentals (1/3)                                  8           14
Minority interest expense                                        85           87
Preferred stock dividends (pre-tax
  equivalent)                                                   102           76
                                                           --------     --------
Fixed charges                                               $   705      $   891
                                                           --------     --------
                                                           --------     --------
Ratio of earnings to combined fixed
  charges and preferred stock dividends                        4.97 A        -   B
-------------------------------------------------------    --------     --------

A) Earnings for the year ended December 31, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $1,072.

B) Earnings for the period ended December 31, 1997 were insufficient to cover fixed charges by $629.

Exhibit 12

                              MediaOne Group, Inc.

                     RATIO OF EARNINGS TO FIXED CHARGES

                           (Dollars in Millions)

                                                              Quarter Ended
                                                           12/31/98     12/31/97
-------------------------------------------------------    --------     --------
Loss from continuing operations
  before income taxes                                        $ (506)      $ (343)
Interest expense (net of amounts
  capitalized)                                                  112          160
Interest factor on rentals (1/3)                                  2            3
Equity losses in unconsolidated
  ventures (less than 50% owned)                                 92          342
Minority interest expense                                        22           22
                                                           --------     --------
Earnings                                                     $ (278)      $  184
                                                           --------     --------
                                                           --------     --------
Interest expense                                             $   96       $  176
Interest factor on rentals (1/3)                                  2            3
Minority interest expense                                        22           22
                                                           --------     --------
Fixed charges                                                $  120       $  201
                                                           --------     --------
                                                           --------     --------
Ratio of earnings to fixed charges                              -  #         -  #
-------------------------------------------------------    --------     --------

#) Earnings for the quarters ended December 31, 1998 and 1997 were insufficient to cover fixed charges by $398 and $ 17, respectively.

Exhibit 12

                            MediaOne Group, Inc.

                  RATIO OF EARNINGS TO FIXED CHARGES

                        (Dollars in Millions)

                                                               Year Ended
                                                           12/31/98     12/31/97
-------------------------------------------------------    --------     --------
Income (Loss) from continuing operations
  before income taxes                                       $ 2,638      $(1,207)
Interest expense (net of amounts
  capitalized)                                                  491          678
Interest factor on rentals (1/3)                                  8           14
Equity losses in unconsolidated
  ventures (less than 50% owned)                                280          690
Minority interest expense                                        85           87
                                                           --------     --------
Earnings                                                    $ 3,502      $   262
                                                           --------     --------
                                                           --------     --------
Interest expense                                            $   510      $   714
Interest factor on rentals (1/3)                                  8           14
Minority interest expense                                        85           87
                                                           --------     --------
Fixed charges                                               $   603      $   815
                                                           --------     --------
                                                           --------     --------
Ratio of earnings to fixed charges                             5.81 A        -  B
-------------------------------------------------------    --------     --------

A) Earnings for the year ended December 31, 1998 include a $3,869 gain from the sale of the domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $970.

B) Earnings for the period ended December 31, 1997 were insufficient to cover fixed charges by $553.